Exhibit 99.2

CONTACTS:	NEWS RELEASE

Media Relations:	Investor Relations:
Brett Kerr	Bryan Kimzey
713-830-8809	713-830-8775
brett.kerr@calpine.com	bryan.kimzey@calpine.com

Calpine Corporation Announces Receipt of Requisite Consents and
Acceptance of Tendered 7.875% Senior Secured Notes due 2020
and 7.50% Senior Secured Notes due 2021

(HOUSTON, Texas) – July 22, 2014 - Calpine Corporation (NYSE: CPN) announced today that it has received, pursuant to its previously announced cash tender offers to purchase any and all of its outstanding 7.875% Senior Secured Notes due 2020 (CUSIP Nos. U13055 AK1 and 131347 BS4) (the “2020 Notes”) and 7.50% Senior Secured Notes due 2021 (CUSIP Nos. U13055 AM7 and 131347 BW5) (the “2021 Notes” and, together with the 2020 Notes, the “Notes”) and solicitation of consents related to the 2020 Notes (the “2020 Consents”) and the 2021 Notes (the “2021 Consents” and, together with the 2020 Consents, the “Consents”), the requisite consents to adopt the proposed amendments to each of the indenture governing the 2020 Notes and the indenture governing the 2021 Notes (the “Offers and Consent Solicitations”).

Consents have been delivered with respect to $860,508,000 principal amount, or approximately 97.79% of the outstanding principal amount, of the 2020 Notes and $1,581,580,000 principal amount, or approximately 98.85% of the outstanding principal amount, of the 2021 Notes, which Notes had been validly tendered (and not validly withdrawn) as of 5:00 p.m., New York City Time, on July 21, 2014 (the “Consent Date”). In conjunction with receiving the requisite consents for each series of Notes, a supplemental indenture with respect to each series of Notes (together, the “Supplemental Indentures”) to effect the applicable proposed amendments described in the Offer to Purchase and Consent Solicitation Statement, dated July 8, 2014 (the “Offer to Purchase”) has been executed. A holder’s right to validly withdraw tendered applicable Notes and validly revoke delivered related consents expired upon execution of the related Supplemental Indenture.

Calpine Corporation also announced today that it has accepted for purchase tenders of $860,508,000 aggregate principal amount of the 2020 Notes and $1,581,580,000 aggregate principal amount of the 2021 Notes, which Notes were tendered at or prior to the Consent Date, pursuant to the applicable Offer and related Consent Solicitation. Holders who validly tendered and did not withdraw such Notes prior to the Consent Date received $1,105.71 per $1,000 principal amount of 2020 Notes and $1,114.29 per $1,000 principal amount of 2021 Notes accepted for purchase pursuant to the applicable Offer and related Consent Solicitation, plus accrued and unpaid interest from the last interest payment date to, but not including, July 22, 2014. Following the acceptance for purchase of tendered Notes described above, Calpine Corporation mailed today notices of redemption to the holders of the Notes that remain

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Calpine Corporation Announces Receipt of Requisite Consents and Acceptance of Tendered
7.875% Senior Secured Notes due 2020 and 7.50% Senior Secured Notes due 2021

July 22, 2014

outstanding to redeem such Notes on December 3, 2014, at a redemption price of 103% thereof, plus accrued and unpaid interest to, but excluding, the redemption date. Any holder of Notes that does not tender its Notes prior to the applicable Expiration Date will have its Notes redeemed pursuant to the preceding sentence.

As previously announced, the Offers and Consent Solicitations will each expire at 12:00 midnight, New York City Time, on August 4, 2014, unless extended or earlier terminated (the “Expiration Date”). Holders who validly tender their Notes after the Consent Date but at or prior to the applicable Expiration Date, will be entitled to receive $1,075.71 per $1,000 principal amount of 2020 Notes and $1,084.29 per $1,000 principal amount of 2021 Notes accepted for purchase pursuant to the applicable Offer and related Consent Solicitation, plus accrued and unpaid interest from the last interest payment date to, but not including, the applicable Final Settlement Date (as such term is defined in the Offer to Purchase).

Morgan Stanley & Co. LLC has been retained as the dealer manager and solicitation agent. D.F. King & Co., Inc. has been retained to serve as both the tender agent and the information agent. Persons with questions regarding the Offers and Consent Solicitations should contact Morgan Stanley & Co. LLC at (toll-free) (800) 624-1808 or (collect) (212) 761-1057. Requests for copies of the Offer to Purchase, the related Consent and Letter of Transmittal (the “Letter of Transmittal”) and other related materials should be directed to D.F. King & Co., Inc. at (toll-free) (800) 628-8536 or (collect) (212) 269-5550.

None of Calpine Corporation or its affiliates, its board of directors, the dealer manager and solicitation agent, the tender agent and the information agent or the trustees for the Notes, makes any recommendation as to whether holders of the Notes should tender or refrain from tendering the Notes.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other securities, nor shall there be any sale of the Notes or any other securities in any state in which such offer, solicitation or sale would be unlawful. The Offers and Consent Solicitations are made only through the use of the Offer to Purchase and the accompanying Letter of Transmittal. The Offers and Consent Solicitations are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the Offers and Consent Solicitations are required to be made by a licensed broker or dealer, the Offers and Consent Solicitations will be deemed to be made on behalf of Calpine Corporation by the dealer manager or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

About Calpine
Calpine Corporation owns and operates primarily natural gas-fired and geothermal power plants in North America and has a significant presence in major competitive wholesale power markets in California, Texas and the Mid-Atlantic region of the U.S. Calpine Corporation sells wholesale power, steam, capacity, renewable energy credits and ancillary services to its customers, which include utilities, independent electric system operators, industrial and agricultural companies, retail power providers, municipalities, power marketers and others.

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Calpine Corporation Announces Receipt of Requisite Consents and Acceptance of Tendered
7.875% Senior Secured Notes due 2020 and 7.50% Senior Secured Notes due 2021

July 22, 2014

Forward-Looking Information
In addition to historical information, this release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “may,” “will,” “should,” “estimate,” “potential,” “project” and similar expressions identify forward-looking statements. Such statements include, among others, those concerning expectations regarding the results of the Offers and the Consent Solicitations, expected financial performance and strategic and operational plans, as well as assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause actual results to differ materially from those anticipated in the forward-looking statements. Please see the risks identified in this release or in Calpine’s reports and registration statements filed with the Securities and Exchange Commission, including, without limitation, the risk factors identified in its Annual Report on Form 10-K for the year ended December 31, 2013. These filings are available by visiting the Securities and Exchange Commission’s website at www.sec.gov or Calpine’s website at www.calpine.com. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. Many of these factors are beyond Calpine Corporation’s ability to control or predict. Calpine Corporation’s forward-looking statements speak only as of the date of this release. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and, other than as required by law, Calpine Corporation undertakes no obligation to update any such statements, whether as a result of new information, future events, or otherwise.